UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2016

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  As previously disclosed, on April 11, 2016, Mitch Edwards, the Senior Vice President and General Counsel of Overstock.com, Inc. (the “Company”), was named Acting Chief Executive Officer of the Company shortly after the announcement that Patrick M. Byrne, the Chief Executive Officer of the Company, was beginning a personal leave of absence for medical reasons.  On May 10, 2016, the Compensation Committee of the Company’s Board of Directors (the “Committee”) set Mr. Edwards’ annual salary at a $550,000 annual rate and granted him 29,586 restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan (the “Plan”), with the vesting requirements and acceleration provisions described below.  The Committee also agreed to make annual future grants of RSUs with equivalent value, or alternatively increase Mr. Edwards’ annual cash compensation by the equivalent amount.

RSUs granted to Mr. Edwards will vest at the close of business on March 1 of the year following grant, provided Mr. Edwards remains employed by the Company until such date, and will accelerate and vest immediately upon the first of any of the following to occur: (1) a change of control of the Company; (2) the Company’s termination of Mr. Edwards’ employment without cause; or (3) a decrease in Mr. Edwards’ responsibilities from those of Acting Chief Executive Officer, provided that if any such decrease in his responsibilities occurs during the year in which the RSUs are granted, the acceleration of vesting will not occur immediately but instead will occur on January 1 of the immediately following year, subject to Mr. Edwards remaining employed by the Company until such date.

The terms of the grant are set forth in the Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits

The following exhibit is furnished with this report:

10.1                        Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.”  In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the SEC on May 5, 2016 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company.  There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and
Risk Management

Date:	May 16, 2016